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                                                               EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement on Form S-3/A (file no. 333-89767) of our report dated December 14, 1999 relating to the financial statements of Bogoso Gold Limited, which appears in Golden Star Resources Ltd.'s report on Form 8-K/A-3 filed on July 26, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.



/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Chartered Accountants
Accra, Ghana

July 25, 2000